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                                                                      EXHIBIT 21
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                           Significant Subsidiaries


1)  Martin Marietta Technologies, Inc.
    Incorporated in Maryland
    100% owned by Martin Marietta Corporation

2)  Martin Marietta Materials, Inc.
    Incorporated in North Carolina
    81.1% owned by Martin Marietta Corporation

3)  Martin Marietta Energy Systems, Inc.
    Incorporated in Delaware
    100% owned by Martin Marietta Corporation